Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

DATED AS OF SEPTEMBER 7, 2005

BETWEEN

MQ ASSOCIATES, INC.

AND

MQ INVESTMENT HOLDINGS II, LLC

ARTICLE I	DEFINED TERMS; RULES OF CONSTRUCTION

1.1	Defined Terms

1.2	Rules of Construction

ARTICLE II	PURCHASE AND SALE OF SECURITIES

2.1	Authorization of Issuance of Purchased Securities

2.2	Sale of Purchased Securities at the Closing

2.3	Issuance of Purchased Securities

2.4	Purchase Price

2.5	Use of Proceeds

ARTICLE III	CLOSING

3.1	Closing

3.2	Closing Deliverables

ARTICLE IV	REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY

4.1	Organization, Etc

4.2	Capitalization

4.3	Authorization, Etc

4.4	Execution; Enforceability

4.5	No Conflict; Consents

4.6	No Additional Representations

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	Organization, Etc

5.2	Authorization of the Documents

5.3	No Conflict; Consents

5.4	Litigation

5.5	Investment Representations

5.6	AWARENESS OF PUBLIC FILINGS; NON-RELIANCE ON FINANCIAL STATEMENTS

ARTICLE VI	CONDITIONS TO CLOSING

6.1	Conditions to Purchaser’s Obligations

6.2	Conditions to the Company’s Obligations

ARTICLE VII	COVENANTS OF THE COMPANY AND THE PURCHASER

7.1	Repurchase of Purchased Securities

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7.2	Purchase Price; Dispute Procedures

ARTICLE VIII	MISCELLANEOUS

8.1	Further Assurances

8.2	Specific Performance; Remedies

8.3	Successors and Assigns

8.4	Entire Agreement

8.5	Notices

8.6	Amendments, Modifications and Waivers

8.7	Governing Law

8.8	Third Party Reliance

8.9	Submission to Jurisdiction

8.10	Information

8.11	Severability

8.12	Counterparts; Facsimile Signatures

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EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT dated as of September 7, 2005, between MQ ASSOCIATES, INC., a Delaware corporation (the “Company”) and MQ INVESTMENT HOLDINGS II, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company, indirectly through its wholly-owned subsidiary MedQuest, Inc., a Delaware corporation (“MedQuest”), is in the business of providing fixed-site outpatient single and multi-modality diagnostic imaging services (the “Business”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (a) 20,000,000 shares of Series A Preferred Stock (as defined herein) and (b) a warrant to purchase an aggregate amount of 3,000,000 shares of Common Stock (as defined herein), in each case, on the terms and subject to the conditions provided herein.

NOW THEREFORE, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINED TERMS; RULES OF CONSTRUCTION

1.1                               Defined Terms.

As used in this Agreement, the following definitions apply:

“2002 Notes” means MedQuest’s 11 7/8% Senior Subordinated Notes due 2012 under the 2002 Notes Indenture.

“2002 Notes Indenture” means the Indenture for the 11 7/8% Senior Subordinated Notes due 2012 dated as of August 15, 2002, among MedQuest, the Company, the Subsidiary Guarantors party thereto and Wachovia Bank, National Association, as trustee, as amended, supplemented or modified from time to time.

“2004 Notes” means the Company’s 12 1/4% Senior Discount Notes due 2012 issued under the 2004 Notes Indenture.

“2004 Notes Indenture” means the Indenture for the 12 1/4% Senior Discount Notes due 2012 dated as of August 24, 2004, between the Company and Wachovia Bank, National Association, as trustee, as amended, supplemented or modified from time to time.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning given to such term in Section 1.2.

“Alternate FMV” means the fair market value per Warrant or share of Common Stock issuable upon the exercise thereof, as determined in good faith by a qualified appraiser of national stature selected by the Purchaser (the “Purchaser Appraiser”).

“Bank Consent” means the Fourth Waiver and Third Amendment to Credit Agreement, to be entered into among the Company, MedQuest, the lenders party thereto and Wachovia Bank, National Association, as administrative agent.

“Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

“Board FMV” has the meaning given to such term in Section 7.2(b).

“Business” has the meaning given to such term in the recitals to this Agreement.

“Business Day” means any day that is not (a) a Saturday, Sunday, or legal holiday or (b) a day on which banks are not required to be open in New York, New York.

“Certificate of Increase” means the Certificate of Increase with respect to 20,000,000 additional shares of Series A Redeemable Preferred Stock of the Company, to be newly filed with the Secretary of State of the State of Delaware.

“Charter” means the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, modified, supplemented or restated from time to time.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” means the date on which the Closing occurs.

“Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” has the meaning given to such term in the caption to this Agreement.

“Consent Solicitation” means the Consent Solicitation Statement dated July 29, 2005 in respect of the 2002 Notes and the 2004 Notes.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of September 3, 2003, among the Company, MedQuest, the lenders party thereto, Chase Lincoln First Commercial Corporation, as Syndication Agent, Wachovia Bank, National Association

(“Wachovia”) and General Electric Capital Corporation, as Co-Documentation Agents, and Wachovia, as Administrative Agent, as may be amended, modified, supplemented, renewed, refunded, replaced, restated or refinanced (in whole or in part) from time to time.

“Dispute Notice” has the meaning given to such term in Section 7.2(b).

“Documents” means this Agreement and any and all agreements and documents executed and delivered in connection therewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Fair Market Value” means the fair market value of the Warrants or the Common Stock issuable upon the exercise thereof, as finally determined pursuant to Section 7.2.

“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company as of the date hereof are the Charter and the by-laws of the Company.

“Lien” means any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Adverse Effect” has the meaning given to such term in Section 4.1.

“MedQuest” has the meaning given to such term in the caption.

“Neutral Appraiser” has the meaning given to such term in Section 7.2(b).

“Person” shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

“Preferred Shares” means the shares of Series A Preferred Stock to be purchased pursuant to this Agreement.

“Premium” has the meaning given to such term in Section 7.2(a).

“Purchased Securities” has the meaning given to such term in Section 2.1.

“Purchaser Appraiser” has the meaning given to such term in the definition of “Alternate FMV”.

“Purchaser” has the meaning given to such term in the caption.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of August 15, 2002 among the Company, the stockholders and other securityholders of the Company party thereto, as amended, modified, supplemented or restated from time to time.

“Repurchase Notice” has the meaning given to such term in Section 7.1.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Series A Preferred Stock” means the Company’s Series A Redeemable Preferred Stock, par value $0.001 per share.

“Series B Preferred Stock” means the Company’s Series B Redeemable Preferred Stock, par value $0.001 per share.

“Stockholders’ Agreement” means the Stockholders’ Agreement dated as of August 15, 2002, among the Company and the stockholders of the Company party thereto, as amended, modified, supplemented or restated from time to time.

“Subsidiary” or “subsidiary” means, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person.  Unless the context otherwise requires, the term “Subsidiary” means a Subsidiary of the Company.

“Warrant” means the warrant to purchase Common Stock issued pursuant to this Agreement.

1.2                               Rules of Construction.

The term this “Agreement” means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.  The use in this Agreement of the term “including” means “including, without limitation.”  The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented, or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules, exhibits and annexes mean the sections of this Agreement and the schedules, exhibits and annexes attached to this Agreement, except where otherwise stated.  The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement.  The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit.  Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.  The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date.  For example, one month following February 18 is March 18, and one month following March 31 is May 1.

ARTICLE II

PURCHASE AND SALE OF SECURITIES

2.1                               Authorization of Issuance of Purchased Securities.

Subject to the terms and conditions hereof, the Company has authorized the issuance and sale to the Purchaser of (a) 20,000,000 shares of Series A Preferred Stock and (b) a Warrant to purchase 3,000,000 shares of Common Stock ((a) and (b) collectively, the “Purchased Securities”).  Each Purchased Security shall be comprised of an investment unit of one share of Series A Preferred Stock and a Warrant for the purchase of 0.15 shares of Common Stock.

2.2                               Sale of Purchased Securities at the Closing.

At the Closing, subject to the satisfaction or waiver of the conditions set forth in Article VI, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Purchased Securities.

2.3                               Issuance of Purchased Securities.

All Purchased Securities issued at the Closing shall be (i) validly issued, fully paid and non-assessable and shall be issued free and clear of any Liens whatsoever and with no restrictions (in each case other than pursuant to the Documents) on the voting rights thereof (other than as set forth in the Stockholders’ Agreement or the Registration Rights Agreement) or any other incidents of record and beneficial ownership pertaining thereto and (ii) entitled to the rights and subject to the obligations of each of the Stockholders’ Agreement and the Registration Rights Agreement.

2.4                               Purchase Price.

(a)                                  As payment for the Purchased Securities, the Purchaser shall pay to the Company a price per Purchased Security equal to $1.00, for an aggregate amount equal to $20,000,000.

(b)                                 All consideration payable pursuant to Section 2.4(a) shall be paid in cash by wire transfer of immediately available funds to an account designated by the Company from time to time.

2.5                               Use of Proceeds.

All of the proceeds from the sale of the Purchased Securities shall be used for the general corporate purposes of the Company and its subsidiaries; provided, that, notwithstanding the foregoing, the Company covenants and agrees to contribute not less than eighteen million dollars ($18,000,000) of such proceeds to MedQuest.

ARTICLE III

CLOSING

3.1                               Closing.

The closing (the “Closing”) of the sale and issuance of the Purchased Securities pursuant to Section 2.2 shall, subject to the satisfaction or waiver of the applicable conditions set forth in Article VI, take place on the date hereof at the offices of O’Melveny & Myers LLP at 7 Times Square, New York, New York 10036, or such other place agreed to by the Company and the Purchaser.

3.2                               Closing Deliverables.

On the date of the Closing, (i) the Company shall deliver to the Purchaser one or more stock certificates and warrant certificates, in each case registered in the name of the Purchaser, representing the number of Purchased Securities purchased by the Purchaser and (ii) the Purchaser shall deliver to the Company the Purchase Price for the Purchased Securities.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY

The Company represents and warrants to the Purchaser as follows:

4.1                               Organization, Etc.

The Company has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

4.2                               Capitalization.

The authorized capital stock of the Company immediately prior to the Closing is 385,000,000 shares, consisting of:

(i)                                     195,000,000 duly authorized shares of Common Stock, par value $0.001 per share, of which 28,605,000 shares are duly and validly issued and outstanding;

(ii)                                  115,000,000 duly authorized shares of Class A Common Stock, par value $0.001 per share, of which 72,100,000 shares are duly and validly issued and outstanding; and

(iii)                               75,000,000 duly authorized shares of preferred stock, par value $0.001 per share, (A) 55,000,000 of which are designated Series A Redeemable Preferred Stock (including such as were designated pursuant to the Certificate of Increase) and (B) 15,000,000 of which are designated Series B Preferred Stock, and 35,000,000 Series A Redeemable Preferred Stock and 15,000,000 Series B Preferred Stock of which are issued and outstanding.

In connection with this Agreement, the Company will issue 20,000,000 additional shares of Series A Preferred Stock.

4.3                               Authorization, Etc.

The Company has full corporate right, power and authority to execute and deliver this Agreement and the other Documents to which it is a party and to perform its obligations hereunder and thereunder; and all requisite action required to be taken for the due and proper authorization, execution and delivery of each of the Documents to which the Company is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

4.4                               Execution; Enforceability.

This Agreement and each of the other Documents have been duly executed and delivered by the Company and constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

4.5                               No Conflict; Consents.

Except as would not have a Material Adverse Effect, the execution, delivery and performance by the Company of each of the Documents to which it is a party and the consummation of the transactions contemplated by the Documents do not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (b) result in any violation of the provisions of the Fundamental Documents of the Company or (c) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its properties or assets (assuming compliance by the Purchaser with its representations, warranties and agreements set forth in Section 5.5 hereof), and (d) (assuming compliance by the Purchaser with its representations, warranties and agreements set forth in Section 5.5 hereof), no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Documents to which it is a party and the consummation of the transactions contemplated by the Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) that shall have been obtained or made on or prior to the date of the Closing or (ii) as may be required under state or foreign securities and blue sky laws and the rules and regulations of the National Association of Securities Dealers, Inc.

4.6                               No Additional Representations.

NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES IS MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO THE COMPANY AND ITS SUBSIDIARIES, INCLUDING ANY OF THE ASSETS, RIGHTS OR PROPERTIES OF THE COMPANY OR ANY SUBSIDIARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV, AND EXCEPT AS SET FORTH EXPRESSLY IN THIS ARTICLE IV, THE CONDITION OF THE ASSETS, PROPERTIES AND RIGHTS OF THE COMPANY AND EACH OF ITS SUBSIDIARIES SHALL BE “AS IS” AND “WHERE IS.”

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants as follows:

5.1                               Organization, Etc.

The Purchaser has been duly formed and is validly existing and is in good standing under the laws of its jurisdiction of formation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all organizational power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except in each case where the failure to so qualify or have such power or authority could not reasonably be expected to adversely affect the ability of the Purchaser to perform its material obligations under this Agreement.

5.2                               Authorization of the Documents.

The Purchaser has all requisite limited liability company power and authority to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by the Purchaser of the Documents to which it is a party have been duly authorized by all requisite action by the Purchaser.  This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes and, when executed and delivered by the Purchaser (assuming the due authorization, execution and delivery by the other parties thereto) each other Document to which the Purchaser is a party, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

5.3                               No Conflict; Consents.

Except as would not have a Material Adverse Effect, the execution, delivery and performance by the Purchaser of each of the Documents to which the Purchaser is a party and the consummation of the transactions contemplated by such Documents will not: (a) result in any violation of the provisions of the Fundamental Documents of the Purchaser, as applicable; (b)(i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Purchaser pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject or (ii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Purchaser; or (c) require the consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Purchaser of the Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (i) that shall have been obtained or made on or prior to the date hereof, (ii) as may be required under state or foreign securities and blue sky laws and the rules and regulations of the National Association of Securities Dealers, Inc. or (iii) which the failure to obtain the same could not reasonably be expected to adversely affect the ability of the Purchaser to perform its material obligations under the Documents to which the Purchaser is a party.

5.4                               Litigation.

There are no legal or governmental proceedings pending to which the Purchaser is a party or of which any of its property or assets is the subject that question the validity or enforceability of this Agreement or any action taken or to be taken by the Purchaser pursuant hereto; and to the knowledge of the Purchaser, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

5.5                               Investment Representations.

(a)                                  The Purchaser is acquiring the Purchased Securities for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws;

(b)                                 The Purchaser (i) understands that (A) the Purchased Securities have not been registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (B) the Purchased Securities must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration and (ii) has had the opportunity to ask questions of, and receive answers from, the Company and its management relating to the business and financial condition of the Business, including as provided in Section 5.6(II);

(c)                                  The Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales of Purchased Securities in limited amounts;

(d)                                 The Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement; and

(e)                                  The Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. The Purchaser’s representations in this subsection shall in no way limit the enforceability of any representations made by the Company in any of the Documents to which it is a party.

5.6                               AWARENESS OF PUBLIC FILINGS; NON-RELIANCE ON FINANCIAL STATEMENTS.

THE PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS READ AND IS FAMILIAR WITH THE COMPANY’S DISCLOSURE IN CURRENT REPORTS ON FORM 8-K FILED WITH THE COMMISSION ON FEBRUARY 15, 2005 AND THEREAFTER, AND WITH ALL OF THE COMPANY’S OTHER PUBLIC FILINGS AND, IN ACCORDANCE WITH SUCH DISCLOSURE, THE PURCHASER (I) IS NOT RELYING ON THE COMPANY’S PREVIOUSLY-ISSUED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003, 2002, 2001 AND 2000, AND EACH OF THE QUARTERLY PERIODS ENDED MARCH 31, JUNE 30 AND SEPTEMBER 30, 2004, 2003 AND 2002 AND (II) IS AWARE OF AND HAS HAD ACCESS TO, AND OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE COMPANY CONCERNING ALL OF THE INFORMATION SET FORTH IN ALL SUCH PUBLIC FILINGS AND/OR ANY OTHER COMPANY MATTERS.

ARTICLE VI

CONDITIONS TO CLOSING

6.1                               Conditions to Purchaser’s Obligations.

The obligation of the Purchaser to purchase and pay for the Purchased Securities at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by the Purchaser):

(a)                                  The Company shall have duly issued and delivered to the Purchaser the certificates for the Purchased Securities pursuant to Section 3.2;

(b)                                 The Purchaser shall have received a certificate from the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, certifying (i) that true and complete copies of the Fundamental Documents of the Company as in effect on such date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each Person executing this Agreement and the other Documents on behalf of the Company and (iii) the genuineness of the resolutions (attached thereto) of the Board or committee thereof authorizing the execution, delivery and performance of this Agreement and the other Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby;

(c)                                  Each of the Documents shall be in full force and effect and no material term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchaser; and

(d)                                 The receipt of all third party and governmental consents and approvals necessary for the consummation of all transactions contemplated herein, or any necessary modifications of third party agreements, including, but not limited to, Board and stockholder consents and approvals.

6.2                               Conditions to the Company’s Obligations.

The obligation of the Company to issue the Purchased Securities to the Purchaser at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by the Company):

(a)                                  The Company shall have received payment from the Purchaser of the consideration set forth in Section 2.4 in accordance with the terms thereof;

(b)                                 The Purchaser shall have performed its obligations under, and shall have complied with, all the covenants and agreements set forth in this Agreement and all representations and warranties contained in Article V shall be true and correct as of the date of the Closing;

(c)                                  Each of the Documents shall be in full force and effect and no material term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Company; and

(d)                                 Each of the Consent Solicitation and the Bank Consent shall be effective, or shall become effective substantially simultaneous with the Closing, in each case in accordance with its or their respective terms.

ARTICLE VII

COVENANTS OF THE COMPANY AND THE PURCHASER

7.1                               Repurchase of Purchased Securities.

The Company and the Purchaser acknowledge and agree that, subject to Section 7.2, from and after June 1, 2006, the Company shall have the right to cause the Purchaser to sell to the Company any or all of the Purchased Securities then held by the Purchaser.  If the Company elects to exercise such repurchase rights, it shall provide the Purchaser subject to such repurchase with notice (a “Repurchase Notice”) to such effect and shall specify therein the (i) number of Purchased Securities subject to such repurchase and (ii) with respect to any Warrant or share of Common Stock issuable upon the exercise thereof, the Board FMV (as defined herein) in accordance with Section 7.2(b).  The Purchaser shall provide representations and agreements of the type specified in Section 2.6(b) of the Stockholders’ Agreement in connection with any such sale or repurchase.  The Purchaser, in its capacity as a Stockholder under the Stockholders’ Agreement hereby acknowledges that any transfer of Purchased Securities pursuant to this Article VII shall be a “Permitted Transfer” under the definition thereof in the Stockholders’ Agreement, pursuant to clauses (a)(v) and (b)(i), as applicable.

7.2                               Purchase Price; Dispute Procedures.

(a)                                  Preferred Share Purchase Price; Permitted Transfer.  The purchase price per Preferred Share to be repurchased pursuant to Section 7.1 shall be equal to the sum of (i) $1.00 and (ii) the Premium.  The “Premium” shall be an amount in cash equal to the product of (A) 8% (calculated on a per year basis or on any portion thereof, commencing on the date hereof and assuming a year of 360 days) and (B) $1.00.  The purchase price per Warrant or share of Common Stock issuable upon the exercise thereof to be repurchased shall be the Fair Market Value.

(b)                                 Determination of Warrant Fair Market Value; Dispute Procedures.  In connection with the distribution of any Repurchase Notice, the Board shall determine the fair market value (the “Board FMV”) of the Warrants or the Common Stock issuable upon the exercise thereof.  Not later than fifteen (15) days after its receipt of any Repurchase Notice, the Purchaser may dispute the Board FMV contained therein by delivering to the Company notice to such effect and therein setting forth the Purchaser’s Alternate FMV (a “Dispute Notice”).  If a Dispute Notice is timely delivered by the Purchaser, each of the Company and the Purchaser shall, within ten days after delivery of such Dispute Notice, (1) jointly conduct a lottery to select from among the ‘Big Four’ national accounting firms (excluding, if applicable, the Company’s then-current independent auditor) or (2) solely to the extent agreed to by each of the Company and the Purchaser, otherwise agree on, in either case, a single accounting firm to act as a neutral appraiser ((1) or (2), the “Neutral Appraiser”).  Each of the Purchaser and the Company agrees to execute, if requested by the Neutral Appraiser, a reasonable engagement letter, including providing customary indemnities.  The Neutral Appraiser shall act as an arbitrator to determine the fair market value of the Warrant or shares of Common Stock issuable upon the exercise thereof.  The Company covenants and agrees to provide the Neutral Appraiser with such financial and other information reasonably requested by the Neutral Appraiser in connection with its determination of fair market value, subject to the Neutral Appraiser’s entry into a confidentiality agreement reasonably acceptable to the Company.  Not later than thirty (30) days after the selection of the Neutral Appraiser, the Neutral Appraiser shall render its decision on the fair market value of the Warrant or shares of Common Stock issuable upon the exercise thereof; provided, that the Neutral Appraiser’s proposed fair market value may not be (i) less than the lower of the Board FMV and Alternate FMV or (ii) greater than the greater of the Board FMV and Alternate FMV.  The fair market value as determined by the Neutral Appraiser in accordance with the foregoing shall be deemed to be the Fair Market Value, shall be set forth in writing and delivered to each of the Company and the Purchaser, and shall be final, binding and conclusive and non-appealable, other than for manifest error or fraud.

(c)                                  Fees and expenses of the Neutral Appraiser engaged in accordance with the terms hereof shall be borne pro rata as between the Company, on the one hand, and the Purchaser, on the other hand, in proportion to the relationship between such party’s proposed fair market value and the Fair Market Value, such that the party with a proposed fair market value closer to the Fair Market Value shall pay the lesser amount.

ARTICLE VIII

MISCELLANEOUS

8.1                               Further Assurances.

The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchaser to carry out the provisions and purposes of the Agreement and the other Documents.

8.2                               Specific Performance; Remedies.

Damages in the event of breach of this Agreement or any other Document by the Company or the Purchaser would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Company and the Purchaser, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and thereof, and the Company and the Purchaser hereby waive any and all defenses each may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right to specific performance will not preclude the Company or the Purchaser from pursuing any other rights and remedies at law or in equity that the Company or the Purchaser may have.

8.3                               Successors and Assigns.

(a)                                  Neither the Company nor the Purchaser may assign any of its rights or obligations hereunder without the prior written consent of the other party.

(b)                                 For the avoidance of doubt, the Purchased Securities purchased hereunder shall be subject to the terms and provisions of the Stockholders’ Agreement.

8.4                               Entire Agreement.

This Agreement and the other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

8.5                               Notices.

(a)                                  All notices, claims, requests, demands or other communications that are required or otherwise delivered hereunder shall be deemed to be sufficient and duly given if contained in a written instrument (i) personally delivered or sent by telecopier, (ii) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (iii) sent by first class, registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(i)                                     if to the Company, to:

MQ Associates, Inc.

4300 North Point Parkway

Alpharetta, GA  30022

Attention:  Todd W. Latz

Telephone No.: (770) 300-0101

Telecopier No.: (678) 992-7538

with copies to:

G. William Speer

1 Atlantic Center, 14th Floor

1201 W. Peachtree Street, NW

Atlanta, GA 30309

Telephone No.: (404) 572-6722

Telecopier No.: (404) 572-6999; and

(ii)                                  if to the Purchaser, to:

MQ Investment Holdings II, LLC

c/o J.P. Morgan Partners, LLC

1221 Avenue of the Americas, 40th Floor

New York, New York 10020-1080

Attention:  Official Notices Clerk

Telephone No.: (212) 899-3400

Telecopier No.: (212) 899-3401.

(b)                                 Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a Business Day (otherwise on the next Business Day), (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission if received on a Business Day (otherwise on the next Business Day).  Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

8.6                               Amendments, Modifications and Waivers.

(a)                                  The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the Purchaser.

(b)                                 No waiver by either party shall operate or be construed as a waiver of any subsequent breach by the other party.

8.7                               Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT TO THE EXTENT THAT THE NEW YORK CONFLICTS OF LAWS PRINCIPLES WOULD APPLY THE APPLICABLE LAWS OF THE STATE OF THE COMPANY’S ORGANIZATION TO INTERNAL MATTERS RELATING TO ENTITIES SUCH AS THE COMPANY ORGANIZED THEREUNDER).

8.8                               Third Party Reliance.

No third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any Person other than the Purchaser, and each of them and their respective successors and assigns, shall be a third party or other beneficiary of such representations and warranties.  No such third party shall have any rights of contribution against the Purchaser or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

8.9                               Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.  Nothing herein shall affect the right of the Purchaser to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

8.10                        Information.

The Purchaser assumes all responsibility for being and keeping itself informed of the Company’s and its Subsidiaries’ financial condition and assets, and the nature, scope and extent of the risks that the Purchaser assumes and incurs hereunder.

8.11                        Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.12                        Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have duly executed this Securities Purchase Agreement as of the date first above written.

MQ ASSOCIATES, INC.

By:	/s/ Donald C. Tomasso
Name: Donald C. Tomasso
Title: Chief Executive Officer

MQ INVESTMENT HOLDINGS II, LLC

By:	/s/ Ben Edmands
Name: Benjamin B. Edmands
Title: Director

[Signature page to SPA]